EXHIBIT 99.3

THE PRIVATE BANK OF CALIFORNIA

FINANCIAL STATEMENTS

JUNE 30, 2013

CONTENTS

FINANCIAL STATEMENTS

THE PRIVATE BANK OF CALIFORNIA

BALANCE SHEET

JUNE 30, 2013

(UNAUDITED)

ASSETS
Cash and Noninterest-Bearing Due from Banks	$27,938,000
Interest-Bearing Due from Banks	3,579,000

TOTAL CASH AND CASH EQUIVALENTS	31,517,000

Interest-Bearing Time Deposits in Other Financial Institutions	2,235,000
Securities Available-for-Sale, at Fair Value (Amortized Cost of $223,117,000)	221,793,000

Loans	396,111,000
Allowance for Credit Losses	(7,380,000)

NET LOANS	388,731,000

Premises and Equipment	1,125,000
Federal Home Loan Bank Stock, at Cost	3,951,000
Accrued Interest Receivable and Other Assets	6,648,000

TOTAL ASSETS	$656,000,000

LIABILITIES AND SHAREHOLDERS’ EQUITY
Noninterest-Bearing Deposits	$235,859,000
Interest-Bearing Deposits	325,634,000

TOTAL DEPOSITS	561,493,000
Borrowings	41,833,000
Accrued Interest Payable and Other Liabilities	2,700,000

TOTAL LIABILITIES	606,026,000

Shareholders’ Equity:
Preferred Stock - 10,000,000 Shares Authorized; Series C 10,000 Shares Issued and Outstanding	10,000,000
Common Stock - No Par Value; 20,000,000 Shares Authorized; 3,871,801 Shares Issued and Outstanding	37,315,000
Additional Paid-In Capital	2,899,000
Retained Earnings	539,000
Accumulated Other Comprehensive (Loss)	(779,000)

TOTAL SHAREHOLDERS’ EQUITY	49,974,000

TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$656,000,000

The accompanying notes are an integral part of these financial statements.

THE PRIVATE BANK OF CALIFORNIA

STATEMENTS OF INCOME

FOR THE SIX MONTHS ENDED JUNE 30, 2013 and 2012

(UNAUDITED)

	2013	2012

INTEREST INCOME
Interest and Fees on Loans	$7,456,000	$6,712,000
Interest on Securities Available-for-Sale	2,107,000	2,975,000
Other Interest Income	76,000	19,000

TOTAL INTEREST INCOME	9,639,000	9,706,000

INTEREST EXPENSE
Interest on Interest-Bearing Demand Deposits	7,000	12,000
Interest on Money Market and Savings Accounts	285,000	347,000
Interest on Time Deposits	416,000	559,000
Interest on Borrowings	48,000	50,000

TOTAL INTEREST EXPENSE	756,000	968,000

NET INTEREST INCOME	8,883,000	8,738,000
Provision for Credit Losses	792,000	477,000

NET INTEREST INCOME AFTER PROVISION FOR CREDIT LOSSES	8,091,000	8,261,000

NONINTEREST INCOME
Gain on Sale of Securities, Net	2,484,000	911,000
Other	317,000	147,000

TOTAL NONINTEREST INCOME	2,801,000	1,058,000

NONINTEREST EXPENSE
Salaries and Employee Benefits	5,544,000	5,109,000
Occupancy	602,000	586,000
Furniture and Equipment	325,000	259,000
Other	2,879,000	1,862,000

TOTAL NONINTEREST EXPENSE	9,350,000	7,816,000

INCOME BEFORE INCOME TAXES	1,542,000	1,503,000
Income Taxes	373,000	445,000

NET INCOME	1,169,000	1,058,000
Preferred Stock Dividends	(50,000)	(50,000)

NET INCOME AVAILABLE TO COMMON SHAREHOLDERS	$1,119,000	$1,008,000

NET INCOME AVAILABLE TO COMMON SHAREHOLDERS - PER SHARE:
Basic	$0.29	$0.26
Diluted	0.27	0.26

The accompanying notes are an integral part of these financial statements.

THE PRIVATE BANK OF CALIFORNIA

STATEMENTS OF COMPREHENSIVE INCOME (LOSS)

FOR THE SIX MONTHS ENDED JUNE 30, 2013 and 2012

(UNAUDITED)

	2013	2012

Net income	$1,169,000	$1,058,000

Other comprehensive income (loss), before tax:
Unrealized gain (loss) on securities:
Unrealized holding gains (losses) arising during the period	(3,741,000)	1,454,000
Less reclassification adjustment for gains included in net income	(2,484,000)	(911,000)

OTHER COMPREHENSIVE INCOME (LOSS), BEFORE TAX	(6,225,000)	543,000

Income taxes related to other comprehensive income (loss)	(2,562,000)	229,000

OTHER COMPREHENSIVE INCOME (LOSS), AFTER TAX	(3,663,000)	314,000

COMPREHENSIVE INCOME (LOSS)	$(2,494,000)	$1,372,000

The accompanying notes are an integral part of these financial statements.

THE PRIVATE BANK OF CALIFORNIA

STATEMENTS OF CHANGES IN SHAREHOLDERS’ EQUITY

FOR THE SIX MONTHS ENDED JUNE 30, 2013 and 2012

(UNAUDITED)

					Retained	Accumulated
		Common Stock		Additional	Earnings	Other
	Preferred Stock	Number of Shares	Amount	Paid-In Capital	(Accumulated Deficit)	Comprehensive Income (Loss)	Total
Balance at December 31, 2011	$10,000,000	3,820,854	$36,870,000	$2,633,000	$(2,719,000)	$2,398,000	$49,182,000
Stock-Based Compensation and Net Issuance of Restricted Shares of Common Stock	-	14,647	-	122,000	-	-	122,000
Dividends Declared on Preferred Stock	-	-	-	-	(50,000)	-	(50,000)
Net Income	-	-	-	-	1,058,000	-	1,058,000
Other Comprehensive Income, After Tax	-	-	-	-	-	314,000	314,000

Balance at June 30, 2012	$10,000,000	3,835,501	$36,870,000	$2,755,000	$(1,711,000)	$2,712,000	$50,626,000

Balance at December 31, 2012	$10,000,000	3,872,801	$37,315,000	$2,829,000	$(580,000)	$2,884,000	$52,448,000
Stock-Based Compensation and Net Issuance of Restricted Shares of Common Stock	-	(1,000)	-	70,000	-	-	70,000
Dividends Declared on Preferred Stock	-	-	-	-	(50,000)	-	(50,000)
Net Income	-	-	-	-	1,169,000	-	1,169,000
Other Comprehensive (Loss), After Tax	-	-	-	-	-	(3,663,000)	(3,663,000)

Balance June 30, 2013	$10,000,000	3,871,801	$37,315,000	$2,899,000	$539,000	$(779,000)	$49,974,000

The accompanying notes are an integral part of these financial statements.

THE PRIVATE BANK OF CALIFORNIA

STATEMENTS OF CASH FLOWS

FOR THE SIX MONTHS ENDED JUNE 30, 2013 and 2012

(UNAUDITED)

	2013	2012

OPERATING ACTIVITIES:
Net Income	$1,169,000	$1,058,000
Adjustments to Reconcile Net Income to Net Cash From Operating Activities:
Depreciation and Amortization	331,000	254,000
Securities Amortization and Accretion, net	1,684,000	1,796,000
Provision for Credit Losses	792,000	477,000
Deferred Tax Expense (Benefit)	(989,000)	410,000
Gain on Sale of Securities, net	(2,484,000)	(911,000)
Stock-Based Compensation Expense	70,000	122,000
Other, net	1,198,000	(518,000)

NET CASH FROM OPERATING ACTIVITIES	1,771,000	2,688,000

INVESTING ACTIVITIES:
Purchase of Securities Available-for-Sale	(55,871,000)	(129,770,000)
Proceeds from Maturities and Principal Reductions of Securities Available-for-Sale	25,954,000	42,044,000
Proceeds from Sale of Securities Available-for-Sale	101,740,000	70,456,000
Net Increase in Loans	(22,120,000)	(16,176,000)
Purchase of Federal Home Loan Bank Stock	(407,000)	(735,000)
Purchases of Premises and Equipment	(26,000)	(305,000)

NET CASH FROM (USED IN) INVESTING ACTIVITIES	49,270,000	(34,486,000)

FINANCING ACTIVITIES:
Net Increase (Decrease) in Noninterest-Bearing Deposits	(24,450,000)	16,934,000
Net Increase in Interest-Bearing Deposits	3,841,000	39,003,000
Net Change in Borrowings	(33,576,000)	(15,127,000)
Dividends Paid on Preferred Stock	(50,000)	(50,000)

NET CASH FROM (USED IN) FINANCING ACTIVITIES	(54,235,000)	40,760,000

INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS	(3,194,000)	8,962,000

Cash and Cash Equivalents at Beginning of Period	34,711,000	23,941,000

CASH AND CASH EQUIVALENTS AT END OF PERIOD	$31,517,000	$32,903,000

SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION:
Interest Paid	$685,000	$965,000
Taxes Paid	$450,000	$375,000

The accompanying notes are an integral part of these financial statements.

THE PRIVATE BANK OF CALIFORNIA

NOTES TO FINANCIAL STATEMENTS

JUNE 30, 2013

(UNAUDITED)

NOTE A – BASIS OF PRESENTATION

The accompanying unaudited financial statements of The Private Bank of California (the “Bank”) have been prepared in accordance with accounting principles generally accepted in the United States of America (“GAAP”), prevailing practices in the banking industry and the rules and regulations of the Securities and Exchange Commission (“SEC”). Certain information and footnote disclosures, normally included in financial statements prepared in accordance with GAAP, have been condensed or omitted pursuant to SEC rules and regulations. Nevertheless, the Bank believes that the disclosures are adequate to make the information presented not misleading. These interim financial statements should be read in conjunction with the 2012 audited financial statements and notes thereto of The Private Bank of California included in the current report on Form 8-K filed by Banc of California, Inc. (formerly known as First PacTrust Bancorp, Inc.) with the SEC dated April 10, 2013.

In the opinion of management, the accompanying unaudited financial statements contain all adjustments necessary to present fairly the financial position of the Bank and the results of its operations for the interim periods presented. The results of operations for interim periods are not necessarily indicative of the results expected for any subsequent period or for the full year.

The Bank has evaluated subsequent events for recognition and disclosure through February 10, 2014, which is the date the financial statements were available to be issued.

NOTE B – RECENT ACCOUNTING STANDARDS

The following accounting pronouncements applicable to the Bank were recently issued or became effective during the six months ended June 30, 2013:

In February 2013, the Financial Accounting Standards Board issued Accounting Standards Update (“ASU”) No. 2013-02, Other Comprehensive Income (Topic 220): Reporting of Amounts Reclassified Out of Accumulated Other Comprehensive Income. The amendments in this update supersede and replace the presentation requirements for reclassifications out of accumulated other comprehensive income in ASUs 2011-05 (issued in June 2011) and 2011-12 (issued in December 2011). These amendments do not change the current requirements for reporting net income or other comprehensive income in financial statements. However, the amendments require an entity to provide information about the amounts reclassified out of accumulated other comprehensive income by component. These amendments are effective prospectively for reporting periods beginning after December 15, 2013.

In July 2013, the Financial Accounting Standards Board issued ASU No. 2013-11, Income Taxes (Topic 740): Presentation of an Unrecognized Tax Benefit When a Net Operating Loss Carryforward, a Similar Tax Loss, or a Tax Credit Carryforward Exists. U.S. GAAP does not include explicit guidance on the financial statement presentation of an unrecognized tax benefit when a net operating loss carryforward, a similar tax loss, or a tax credit carryforward exists. The amendments in this ASU state that an unrecognized tax benefit, or a portion of an unrecognized tax benefit, should be presented in the financial statements as a reduction to a deferred tax asset for a net operating loss carryforward, a similar tax loss, or a tax credit carryforward, except as follows. To the extent a net operating loss carryforward, a similar tax loss, or a tax credit carryforward is not available at the reporting date under the tax law of the applicable jurisdiction to settle any additional income taxes that would

NOTE B – RECENT ACCOUNTING STANDARDS - Continued

result from the disallowance of a tax position or the tax law of the applicable jurisdiction does not require the entity to use, and the entity does not intend to use, the deferred tax asset for such purpose, the unrecognized tax benefit should be presented in the financial statements as a liability and should not be combined with deferred tax assets. This ASU applies to all entities that have unrecognized tax benefits when a net operating loss carryforward, a similar tax loss, or a tax credit carryforward exists at the reporting date. The amendments in this ASU are effective for fiscal years, and interim periods within those years, beginning after December 15, 2013 with early adoption permitted. The amendments should be applied prospectively to all unrecognized tax benefits that exist at the effective date. Retrospective application is permitted.

NOTE C – SECURITIES

Debt and equity securities have been classified in the balance sheet according to management’s intent. The carrying amount of securities available-for-sale and their approximate fair values at June 30, 2013 were as follows:

	Amortized Cost	Gross Unrealized Gains	Gross Unrealized Losses	Fair Value
U.S. Treasury Securities	$211,000	$-	$-	$211,000
U.S. Government Agency:
Obligations	3,899,000	-	(129,000)	3,770,000
Mortgage-Backed Securities	219,007,000	993,000	(2,188,000)	217,812,000

	$223,117,000	$993,000	$(2,317,000)	$221,793,000

At June 30, 2013, the Bank had no securities that had been in a continuous loss position for more than 12 months.

All unrealized losses are considered to be temporary and the unrealized losses have not been recognized into earnings because the issuers are of high credit quality, management has the intent and ability to hold the securities for the foreseeable future, and the unrealized losses are primarily due to changes in interest rates subsequent to purchase of the securities. As the securities approach maturity, fair value and the Bank’s amortized cost are expected to converge.

At June 30, 2013, the fair value of securities pledged to secure the borrowing capacity and borrowings discussed in Note F, as well as bankruptcy deposits, was $219,846,000.

NOTE C – SECURITIES - Continued

The scheduled contractual maturities of securities at June 30, 2013 were as follows. Expected maturities may differ from contractual maturities as mortgage-backed securities and certain state and municipal bonds in the Bank’s portfolio can be prepaid, called or refunded without penalty.

	Amortized Cost	Fair Value
Less Than One Year	$211,000	$211,000
One Year to Five Years	-	-
Over Five Years to Ten Years	26,880,000	26,695,000
Over Ten Years	196,026,000	194,887,000

	$223,117,000	$221,793,000

During the six months ended June 30, 2013, the Bank received proceeds of $101,740,000 and recognized gross gains and losses of $2,782,000 and $298,000, respectively, on the sale of securities available-for-sale. During the six months ended June 30, 2012, the Bank received proceeds of $70,456,000 and recognized gross gains and losses of $974,000 and $63,000, respectively, on the sale of securities available-for-sale.

NOTE D – LOANS

The Bank’s loan portfolio consists primarily of loans to borrowers within Los Angeles County, California. A summary of the Bank’s loans as of June 30, 2013 is as follows:

Commercial	$129,687,000
Real Estate:
Home Equity Lines of Credit	79,408,000
Other Residential	24,325,000
Commercial	121,350,000
Acquisition, Development and Construction	20,265,000
Consumer and Other	21,186,000

396,221,000
Net Deferred Loan Fees	(110,000)

$396,111,000

NOTE D – LOANS - Continued

A summary of the changes in the allowance for credit losses follows for the six months ended June 30, 2013 and 2012:

	2013	2012
Beginning Balance	$6,532,000	$5,322,000
Additions to the Allowance Charged to Expense	792,000	477,000
Recoveries on Loans Charged Off	56,000	64,000

	7,380,000	5,863,000
Less Loans Charged Off	-	-

Ending Balance	$7,380,000	$5,863,000

The table on the following page presents the activity in the allowance for credit losses for the six months ended June 30, 2013 and 2012, and the recorded investment in loans and impairment evaluation method as of June 30, 2013 and 2012, by portfolio segment.

NOTE D – LOANS – Continued

June 30, 2013	Commercial	Real Estate	Consumer and Other	Total
Allowance for Credit Losses:
Beginning of Year	$2,049,000	$4,138,000	$345,000	$6,532,000
Provisions	83,000	653,000	56,000	792,000
Charge-offs	-	-	-	-
Recoveries	7,000	49,000	-	56,000

End of Period	$2,139,000	$4,840,000	$401,000	$7,380,000

Reserves:
Specific	$5,000	$393,000	$-	$398,000
General	2,134,000	4,447,000	401,000	6,982,000

	$2,139,000	$4,840,000	$401,000	$7,380,000

Loans Evaluated for Impairment:
Individually	$93,000	$6,176,000	$-	$6,269,000
Collectively	129,680,000	238,961,000	21,201,000	389,842,000

	$129,773,000	$245,137,000	$21,201,000	$396,111,000

June 30, 2012
Allowance for Credit Losses:
Beginning of Year	$1,925,000	$3,306,000	$91,000	$5,322,000
Provisions	168,000	212,000	97,000	477,000
Charge-offs	-	-	-	-
Recoveries	60,000	4,000	-	64,000

End of Period	$2,153,000	$3,522,000	$188,000	$5,863,000

Reserves:
Specific	$430,000	$87,000	$-	$517,000
General	1,723,000	3,435,000	188,000	5,346,000

	$2,153,000	$3,522,000	$188,000	$5,863,000

Loans Evaluated for Impairment:
Individually	$1,017,000	$1,696,000	$-	$2,713,000
Collectively	115,240,000	187,561,000	12,535,000	315,336,000

	$116,257,000	$189,257,000	$12,535,000	$318,049,000

NOTE D – LOANS - Continued

The Bank categorizes loans into risk categories based on relevant information about the ability of borrowers to service their debt, such as current financial information, historical payment experience, collateral adequacy, credit documentation and current economic trends, among other factors. The Bank analyzes loans individually by classifying the loans as to credit risk. This analysis typically includes larger, non-homogeneous loans such as commercial real estate and commercial and industrial loans. This analysis is performed on an ongoing basis as new information is obtained. The Bank uses the following definitions for risk ratings:

Pass - Loans classified as pass include loans not meeting the risk ratings defined below.

Special Mention - Loans classified as special mention have a potential weakness that deserves management’s close attention. If left uncorrected, these potential weaknesses may result in deterioration of the repayment prospects for the loan or of the Bank’s credit position at some future date.

Substandard - Loans classified as substandard are inadequately protected by the current net worth and paying capacity of the obligor or of the collateral pledged, if any. Loans so classified have a well-defined weakness or weaknesses that jeopardize the liquidation of the debt. They are characterized by the distinct possibility that the institution will sustain some loss if the deficiencies are not corrected.

Impaired - A loan is considered impaired, when, based on current information and events, it is probable that the Bank will be unable to collect all amounts due according to the contractual terms of the loan agreement. Additionally, all loans classified as troubled debt restructurings are considered impaired.

The risk category of loans was as follows as of June 30, 2013:

June 30, 2013	Pass	Special Mention	Substandard	Impaired	Total
Commercial	$127,025,000	$34,000	$2,621,000	$93,000	$129,773,000
Real Estate:
Home Equity Lines of Credit	77,341,000	-	444,000	1,623,000	79,408,000
Other Residential	24,095,000	-	-	383,000	24,478,000
Commercial	117,701,000	123,000	3,226,000	-	121,050,000
Acquisition, Development and Construction	16,031,000	-	-	4,170,000	20,201,000
Consumer and Other	20,952,000	249,000	-	-	21,201,000

	$383,145,000	$406,000	$6,291,000	$6,269,000	$396,111,000

NOTE D – LOANS - Continued

Past due and nonaccrual loans were as follows as of June 30, 2013:

	Still Accruing
	30-89 Days Past Due	Over 90 Days Past Due	Nonaccrual
Commercial	$-	$-	$93,000
Real Estate:
Home Equity Lines of Credit	-	-	1,623,000
Other Residential	-	-	383,000
Acquisition, Development and Construction	-	-	4,170,000
Consumer and Other	-	-	-

	$-	$-	$6,269,000

Information relating to individually impaired loans was as follows as of June 30, 2013:

	Impaired Loans - With Allowance			Impaired Loans - With No Allowance
	Unpaid Principal Balance	Recorded Investment	Related Allowance	Unpaid Principal Balance	Recorded Investment
Commercial	$99,000	$93,000	$5,000	$-	$-
Real Estate:
Home Equity Lines of Credit	1,734,000	1,623,000	87,000	-	-
Other Residential	395,000	383,000	56,000	-	-
Acquisition, Development and Construction	4,264,000	4,170,000	250,000	-	-

	$6,492,000	$6,269,000	$398,000	$-	$-

The average balance of individually impaired loans during the six months ended June 30, 2013 and 2012 was $6,364,000 and $2,745,000, respectively. No interest income was recognized on individually impaired loans during the six months ended June 30, 2013 and 2012.

As of June 30, 2013, the Bank had a recorded investment of $6,269,000, primarily in real estate loans on nonaccrual status that are classified as troubled debt restructurings.

NOTE E – DEPOSITS

A summary of deposits as of June 30, 2013 is as follows:

Noninterest-Bearing Demand	$235,859,000
Interest-Bearing Demand	25,984,000
Money Market and Savings	210,705,000
Time Deposits Under $100,000	1,854,000
Time Deposits $100,000 and Over	87,091,000

$561,493,000

At June 30, 2013, the scheduled maturities of time deposits were:

Less Than One Year	$49,464,000
One to Five Years	29,393,000
Over Five to Ten Years	10,088,000

$88,945,000

As of June 30, 2013, time deposits $100,000 and over include negotiable certificates of deposit issued by the Bank for interest rate risk management purposes totaling $37,420,000. $2,994,000, $24,338,000 and $10,088,000 of these negotiable certificates of deposit mature in less than one year, one to five years and over five to 10 years, respectively. Also, the Bank has the option to call $37,420,000 of these negotiable certificates of deposit at least quarterly with appropriate notice.

As of June 30, 2013, the Bank had five deposit relationships that represent approximately 16% of the Bank’s total deposits.

NOTE F – BORROWING ARRANGEMENTS

As a member of the Federal Home Loan Bank of San Francisco (“FHLBSF”), the Bank may borrow against a line of credit with a maximum financing availability of 25% of its total assets, adjusted quarterly, subject to the pledge of eligible collateral as well as other terms and conditions. As of June 30, 2013, the Bank had a total financing availability of $84,694,000 based upon the amount of FHLBSF capital stock owned and collateralized by securities available-for-sale, with an estimated fair value of approximately $134,834,000. As of June 30, 2013, the Bank had one overnight FHLBSF advance outstanding totaling $41,833,000 and maturing on July 1, 2013 at an interest rate of 0.10%.

The Bank may also borrow from the discount window and other financing facilities available through the Federal Reserve Bank of San Francisco (“FRBSF”), subject to the pledge of eligible collateral. As of June 30, 2013, the Bank had pledged securities available-for-sale with an estimated fair value of $81,778,000 to the FRBSF and had no outstanding FRBSF borrowings.

THE PRIVATE BANK OF CALIFORNIA

NOTES TO FINANCIAL STATEMENTS

JUNE 30, 2013

(UNAUDITED)

NOTE F – BORROWING ARRANGEMENTS - Continued

The Bank may borrow up to $8,000,000 on an unsecured basis from its correspondent bank to meet short-term liquidity needs. As of June 30, 2013, there were no borrowings under the line. The Bank also has a $10,000,000 secured line of credit from its correspondent bank relating to standby letters of credit generally issued on behalf of Bank customers. As of June 30, 2013, the Bank had pledged securities available-for-sale with an estimated fair value of $3,234,000 to collateralize $2,987,000 of standby letters of credit issued under this arrangement.

NOTE G – INCOME TAXES

The asset and liability method is used in accounting for income taxes. Under this method, deferred tax assets and deferred tax liabilities are determined based on the differences between financial reporting and tax bases of assets and liabilities and are measured using the enacted tax rates and laws that will be in effect when the differences are expected to reverse.

The Bank’s effective tax rate for the six months ended June 30, 2013 and 2012 was 24.19% and 29.61%, respectively, and is lower than the statutory rate of 41.15% primarily due to state and municipal bond interest income, which is exempt from federal income taxes. There have not been any material changes to the Bank’s deferred taxes as of June 30, 2013 from that which was reported at December 31, 2012, except for deferred taxes related to the decreased unrealized gain on the sale of securities available-for-sale.

NOTE H – OTHER NONINTEREST EXPENSE

Other noninterest expense for the six months ended June 30, 2013 and 2012 comprised the following:

	2013	2012
Legal and Other Professional Fees	$1,183,000	$282,000
Data Processing	345,000	318,000
Board of Directors Fees and Expenses	94,000	110,000
FDIC and DFI Assessments	297,000	247,000
Printing, Stationery and Supplies	44,000	74,000
Client-Related Services and Costs	304,000	278,000
Other	612,000	553,000

	$2,879,000	$1,862,000

NOTE I – EARNINGS PER SHARE (“EPS”)

The following is a reconciliation of net income and shares outstanding to the income and the number of shares used to compute EPS for the six months ended June 30, 2013 and 2012:

	2013		2012
	Income	Shares	Income	Shares
Net Income as Reported	$1,169,000	-	$1,058,000	-

Less Preferred Stock Dividends	(50,000)	-	(50,000)	-

Weighted-Average Shares Outstanding	-	3,872,298	-	3,828,240

Used for Basic EPS	$1,119,000	3,872,298	$1,008,000	3,828,240

Dilutive Effect of Stock Options		220,757		-

Used in Diluted EPS	$1,119,000	4,093,055	$1,008,000	3,828,240

NOTE J – STOCK-BASED COMPENSATION

On May 17, 2008, shareholders approved amendments to the Bank’s 2005 Stock Option Plan (the “Plan”) to provide for the grant of restricted stock awards and other types of equity-based compensation in addition to stock options. The maximum number of shares to be issued under the amended Plan (the “2005 Stock Incentive Plan”) did not change from the 1,089,000 shares of common stock authorized in the Plan.

Officers and key employees may be granted both incentive and nonqualified stock options, while directors and other consultants, who are not also an officer or employee, may be granted nonqualified stock options only. Stock options will be granted at a price not less than 100% of the fair market value of the Bank’s common stock on the date of the grant, generally vest over a period of three to four years, and expire no later than 10 years from the date of the grant. As of June 30, 2013, there were 728,450 fully vested incentive and nonqualified stock options outstanding under the terms of the 2005 Stock Incentive Plan, with a weighted-average price of $10.17. During the six months ended June 30, 2013, no options were granted or exercised; and, options to acquire 56,300 shares of common stock were forfeited. During the six months ended June 30, 2012, no options were granted or exercised and options to acquire 2,500 shares of common stock were forfeited.

NOTE J – STOCK-BASED COMPENSATION - Continued

Restricted stock awards may be granted to employees and directors for no cash consideration or for such amount as determined by the Board of Directors with discretionary terms and conditions. As of June 30, 2013, all of the outstanding restricted stock awards were granted by the Bank for no cash consideration with a vesting term of three years. A summary of changes in the Bank’s unvested restricted stock awards for the six months ended June 30, 2013 and 2012 is as follows:

	2013		2012
	Shares	Weighted- Average Grant Date Fair Value	Shares	Weighted- Average Grant Date Fair Value
Outstanding at Beginning of Year	61,000	$8.63	112,916	$8.26
Granted	-	-	15,980	9.06
Shares Vested and Issued	(13,333)	8.19	(42,563)	8.13
Forfeited or Expired	(1,000)	8.11	(1,333)	8.34

Outstanding at End of Period	46,667	$8.75	85,000	$8.48

The Bank recognized stock-based compensation expense related to outstanding stock options and restricted stock grants of $70,000 and $122,000 for the six months ended June 30, 2013 and 2012, respectively.

In connection with the subsequent events described in Note O, on July 1, 2013, the unvested restricted stock awards became fully vested and unrestricted. In addition, also in connection with the subsequent events described in Note O, on July 1, 2013, substantially all of the outstanding stock options were converted to cash and paid out to the grantee according to the terms of the merger.

NOTE K – REGULATORY MATTERS

The Bank is subject to various regulatory capital requirements administered by the Federal Deposit Insurance Corporation (“FDIC”) and the Department of Financial Institutions (“DFI”). Failure to meet minimum capital requirements can initiate certain mandatory, and possibly additional discretionary, actions by regulators that, if undertaken, could have a direct material effect on the Bank’s financial statements. Under capital adequacy guidelines and the regulatory framework for prompt corrective action, the Bank must meet specific capital guidelines that involve quantitative measures of the Bank’s assets, liabilities and certain off-balance-sheet items as calculated under regulatory accounting practices. The Bank’s capital amounts and classification are also subject to qualitative judgments by the regulators about components, risk weightings and other factors.

NOTE K – REGULATORY MATTERS - Continued

Quantitative measures established by regulation to ensure capital adequacy require the Bank to maintain minimum amounts and ratios (set forth in the table below) of total and Tier 1 capital (as defined in the regulations) to risk-weighted assets (as defined), and of Tier 1 capital (as defined) to average assets (as defined). Management believes, as of June 30, 2013, that the Bank meets all capital adequacy requirements to which it is subject.

As of June 30, 2013, the most recent notification from the FDIC categorized the Bank as well-capitalized under the regulatory framework for prompt corrective action; there are no conditions or events since that notification that management believes have changed the Bank’s category. To be categorized as well-capitalized, the Bank must maintain minimum ratios as set forth in the table below. The following table also sets forth the Bank’s actual capital amounts and ratios (dollar amounts in thousands):

			Amount of Capital Required
	Actual		For Capital Adequacy Purposes		To Be Well- Capitalized Under Prompt Corrective Provisions
	Amount	Ratio	Amount	Ratio	Amount	Ratio
As of June 30, 2013:
Total Capital (to Risk-Weighted Assets)	$56,467	13.95%	$32,380	8.00%	$40,475	10.00%
Tier 1 Capital (to Risk-Weighted Assets)	$51,375	12.69%	$16,190	4.00%	$24,285	6.00%
Tier 1 Capital (to Average Assets)	$51,375	7.56%	$27,193	4.00%	$33,992	5.00%

The California Financial Code provides that a bank may not make cash distributions to its shareholders in excess of the lesser of the Bank’s undivided profits or the Bank’s net income for its last three fiscal years less the amount of any distributions made by the Bank to shareholders during the same period without the prior approval of the Commissioner of the DFI.

During the six months ended June 30, 2013 and 2012, the Bank made cash dividend payments totaling $50,000 and $50,000, respectively, to the United States Department of the Treasury (the “Treasury”) on issued Variable Rate Non-Cumulative Perpetual Preferred Stock, Series C (“Series C Preferred Stock”). The dividend payments were approved by the Commissioner of the DFI.

THE PRIVATE BANK OF CALIFORNIA

NOTES TO FINANCIAL STATEMENTS

JUNE 30, 2013

(UNAUDITED)

NOTE L – COMMITMENTS AND CONTINGENCIES

In the ordinary course of business, the Bank enters into financial commitments to meet the financing needs of its clients. These financial commitments are primarily commitments to extend credit, which involve, to varying degrees, elements of credit risk not recognized in the Bank’s financial statements. The Bank’s exposure to credit loss in the event of nonperformance on commitments to extend credit is represented by the contractual amount of those instruments. The Bank uses the same credit policies in making commitments as it does for loans reflected in the financial statements.

As of June 30, 2013, the Bank had undisbursed loan commitments of $136,864,000, whose contractual amount represents credit risk, and established related allowance for potential losses of $301,000, which is reported in other liabilities in the balance sheet.

The Bank leases various facilities under noncancelable operating leases expiring though 2019. At June 30, 2013, the future minimum lease rental payable under noncancelable operating lease commitments was as follows:

2013	$378,000
2014	714,000
2015	476,000
2016	113,000
2017	102,000
Thereafter	154,000

$1,937,000

In the ordinary course of business, the Bank is involved in matters of litigation. In the opinion of management, disposition of such matters is not expected to have a material effect on the Bank’s financial statements as of June 30, 2013.

NOTE M – PREFERRED STOCK

On September 1, 2011, as part of the Treasury’s Small Business Lending Fund (“SBLF”) program, the Bank entered into a Small Business Lending Fund Securities Purchase Agreement (the “SBLF Purchase Agreement”) with the Treasury. Under the SBLF Purchase Agreement, the Bank issued 10,000 shares of Series C Preferred Stock and received $10,000,000 from the Treasury. The Series C Preferred Stock shares qualify as Tier 1 capital and pay quarterly dividends at a variable rate that can range from 1% to 9% per annum.

Each quarter for the first 10 quarters, the dividend rate will vary based on the percent change in the Bank’s outstanding small business loan balances over an established baseline. The rate computed in the tenth quarter will be the rate that is used for the next two years. After four and one-half years, the dividend rate will be 9% per annum regardless of the change in the Bank’s small business loan balances. For the six months ended June 30, 2013 and 2012, the Bank qualified for a 1% per annum dividend rate.

THE PRIVATE BANK OF CALIFORNIA

NOTES TO FINANCIAL STATEMENTS

JUNE 30, 2013

(UNAUDITED)

NOTE N – FAIR VALUE OF ASSETS AND LIABILITIES

Fair value is defined as the price that would be received to sell an asset or paid to transfer a liability in the principal or most advantageous market for an asset or liability in an orderly transaction between market participants at the measurement date. Accounting Standards Codification Topic 825 requires disclosure of the fair value of financial assets and liabilities, including financial assets and liabilities that are measured and reported at fair value on a recurring and nonrecurring basis. The methodologies for estimating the fair value of financial assets and liabilities that are measured at fair value on a recurring or nonrecurring basis are discussed below.

In accordance with accounting guidance, the Bank groups its financial assets and liabilities measured at fair value into three levels, based on the markets in which the assets and liabilities are traded and the reliability of the assumptions used to determine fair value. These levels are as follows:

•	Level 1 - Observable unadjusted quoted market prices in active markets for identical assets and liabilities that the reporting entity has the ability to access at the measurement date.

•

Level 2 - Significant other observable market-based inputs, other than Level 1 prices, such as quoted prices for similar assets or liabilities or unobservable inputs that are corroborated by market data. This includes quoted prices in markets that are not active, or other inputs that are observable or can be corroborated by observable market data, either directly or indirectly. This would include those financial instruments that are valued using models or other valuation methodologies where substantially all of the assumptions are observable in the marketplace, can be derived from observable market data or are supported by observable levels at which transactions are executed in the marketplace.

•

Level 3 - Significant unobservable inputs that reflect a reporting entity’s own assumptions about the assumptions that market participants would use in pricing an asset or liability. Assets measured utilizing Level 3 are for positions that are not traded in active markets or are subject to transfer restrictions, and/or where valuations are adjusted to reflect illiquidity and/or non-transferability. These assumptions are not corroborated by market data. This is composed of financial instruments whose fair value is estimated based on internally developed models or methodologies utilizing significant inputs that are generally less readily observable from objective sources. Management uses a combination of reviews of the underlying financial statements, appraisals and management’s judgment regarding credit quality to determine the value of the financial asset or liability.

The following is a description of valuation methodologies used for assets and liabilities recorded at fair value:

Securities: The fair values of securities available-for-sale are determined by obtaining quoted prices on nationally recognized securities exchanges (Level 1) or matrix pricing, which is a mathematical technique used widely in the industry to value debt securities without relying exclusively on quoted prices for specific securities, but rather by relying on the securities’ relationship to other benchmark quoted securities (Level 2).

NOTE N – FAIR VALUE OF ASSETS AND LIABILITIES - Continued

Collateral-Dependent Impaired Loans: The Bank does not record loans at fair value on a recurring basis. However, from time to time, fair value adjustments are recorded on these loans to reflect (1) partial write-downs, through charge-offs or specific reserve allowances, that are based on the current appraised or market-quoted value of the underlying collateral or (2) the full charge-off of the loan’s carrying value. In some cases, the properties for which market quotes or appraised values have been obtained are located in areas where comparable sales data is limited, outdated or unavailable. Fair value estimates for collateral-dependent impaired loans are obtained from real estate brokers or other third-party consultants. Adjustments are routinely made in the appraisal process by the appraisers to adjust for differences between the comparable sales and income data available, and such adjustments are typically significant (Level 3).

Assets and Liabilities Measured at Fair Value on a Recurring Basis

The following table summarizes the financial assets and liabilities measured at fair value on a recurring basis, aggregated by the level of the valuation inputs within the fair value hierarchy utilized to measure fair value, as of June 30, 2013:

	Total Carrying Value	Level 1	Level 2	Level 3

Securities Available-for-Sale	$221,793,000	$-	$221,793,000	$-

Assets and Liabilities Measured at Fair Value on a Nonrecurring Basis

The Bank may be required periodically to measure certain financial assets and liabilities at fair value on a nonrecurring basis. These instruments are subject to fair value adjustments in certain circumstances such as when there is evidence of impairment and when fair value is below cost at the end of or during the reporting period for assets measured at the lower of cost or market.

The following table presents the balances of financial assets and liabilities measured at fair value on a nonrecurring basis, by caption and by level within the fair value hierarchy, as of June 30, 2013:

	Total Carrying Value	Level 1	Level 2	Level 3

Collateral-Dependent Impaired Loans, Net of Specific Reserves of $393,000	$5,783,000	$-	$-	$5,783,000

THE PRIVATE BANK OF CALIFORNIA

NOTES TO FINANCIAL STATEMENTS

JUNE 30, 2013

(UNAUDITED)

NOTE N – FAIR VALUE OF ASSETS AND LIABILITIES - Continued

The following table presents the significant unobservable inputs used in the fair value measurements for Level 3 assets and liabilities measured at fair value on a nonrecurring basis as of June 30, 2013:

	Fair Value	Valuation Technique	Significant Unobservable Inputs	Significant Unobservable Input Values

Collateral-Dependent Impaired Loans, Net of Specific Reserves of $393,000	$5,783,000	Appraisal value	Estimated collateral value of property or asset	Various depending on property type and location or asset type

During the six months ended June 30, 2013 and 2012, there were no transfers between Levels 1, 2 and 3.

Fair Value of Financial Instruments

The estimated fair value amounts have been determined by the Bank using available market information and appropriate valuation methodologies. Due to the considerable judgment required to develop estimates of fair value, the estimates presented below are not necessarily indicative of the amounts the Bank could have realized in a current market exchange as of June 30, 2013. The use of different market assumptions and/or estimation methodologies may have a material effect on the estimated fair value amounts.

The table below presents the carrying amounts and estimated fair values of financial instruments as of June 30, 2013:

	Carrying Amount		Fair Value Measurements Using:
		Fair Value	Level 1	Level 2	Level 3
Financial Assets:
Cash and Cash Equivalents	$31,517,000	$31,517,000	$31,517,000	$-	$-
Interest-Bearing Time Deposits	2,235,000	2,235,000	-	2,235,000	-
Securities Available-for-Sale	221,793,000	221,793,000	-	221,793,000	-
Loans, Net	388,731,000	385,256,000	-	-	385,256,000
Federal Home Loan Bank Stock	3,951,000	3,951,000	-	3,951,000	-
Accrued Interest Receivable	1,521,000	1,521,000	-	1,521,000	-

Financial Liabilities:
Noninterest-Bearing Deposits	235,859,000	235,859,000	235,859,000	-	-
Time Deposits	88,945,000	89,142,000	-	89,142,000	-
Other Interest-Bearing Deposits	236,689,000	236,689,000	-	236,689,000	-
Borrowings	41,833,000	41,833,000	-	41,833,000	-
Accrued Interest Payable	132,000	132,000	-	132,000	-

THE PRIVATE BANK OF CALIFORNIA

NOTES TO FINANCIAL STATEMENTS

JUNE 30, 2013

(UNAUDITED)

NOTE N – FAIR VALUE OF ASSETS AND LIABILITIES - Continued

The following methods and assumptions were used by the Bank in estimating fair values of financial instruments. Many of these estimates are subjective in nature and involve uncertainties and matters of judgment and, therefore, cannot be determined with precision. Changes in assumptions could significantly affect these estimates.

Cash and Cash Equivalents

The carrying amounts reported in the balance sheet for cash and cash equivalents approximate the fair values of those assets due to the short-term nature of the assets.

Interest-Bearing Time Deposits at Other Financial Institutions

The carrying amounts reported in the balance sheet for interest-bearing time deposits at other financial institutions approximate the fair value of these assets due to the short-term nature of the assets.

Securities Available-for-Sale

The fair values of securities available-for-sale are determined using matrix pricing, which is a mathematical technique used widely in the industry to value debt securities without relying exclusively on quoted prices for specific securities, but rather by relying on the securities’ relationship to other benchmark quoted securities.

Loans, Net

For the balances reported at June 30, 2013, the fair value for loans is estimated by discounting the expected future cash flows using current interest rates at which similar loans would be made to borrowers with similar credit ratings for the same remaining maturities, adjusted for the allowance for credit losses. Loans are segregated by type such as commercial and industrial, commercial real estate, construction and other loans with similar credit characteristics, and are further segmented into fixed and variable interest rate loan categories. Expected future cash flows are projected based on contractual cash flows, adjusted for estimated prepayments.

THE PRIVATE BANK OF CALIFORNIA

NOTES TO FINANCIAL STATEMENTS

JUNE 30, 2013

(UNAUDITED)

NOTE N – FAIR VALUE OF ASSETS AND LIABILITIES - Continued

Impaired Loans

The fair value of impaired loans is determined based on an evaluation at the time the loan is originally identified as impaired, and periodically thereafter, at the lower of cost or fair value. Fair value on impaired loans is measured based on the value of the collateral securing these loans if the loan is collateral dependent, or based on the discounted cash flows for noncollateral-dependent loans, and these loans are classified at Level 3 in the fair value hierarchy. Collateral on collateral-dependent loans may be real estate and/or business assets, including equipment, inventory and/or accounts receivable, and is determined based on appraisals performed by qualified licensed appraisers hired by the Company. Appraised and reported values may be discounted based on management’s historical knowledge, changes in market conditions from the time of valuation, and/or management’s expertise and knowledge of the client and client’s business. Such discounts are typically significant and result in a Level 3 classification of the inputs for determining fair value. For unsecured loans, the estimated future discounted cash flows of the business or borrower are used in evaluating the fair value. Impaired loans are reviewed and evaluated on at least a quarterly basis for additional impairment and adjusted accordingly, based on the same factors identified above.

Federal Home Loan Bank Stock

Federal Home Loan Bank stock is considered to be a restricted equity security whose carrying value approximates its fair value.

Accrued Interest Receivable and Accrued Interest Payable

The carrying amounts of accrued interest receivable and accrued interest payable approximate their fair values.

Non-Maturing Deposits

The fair values for non-maturing deposits (deposits with no contractual termination date), which include the Bank’s noninterest-bearing demand deposits, interest-bearing demand deposits, and money market and savings deposits, are equal to their carrying amounts, which represent the amounts payable on demand.

Time Deposits

The fair values of time deposits are estimated using a discounted cash flow calculation that applies current market deposit interest rates to the Bank’s current certificate of deposit interest rates for similar term certificates.

Borrowings

The fair value of borrowings is based upon the market price of similar instruments issued with similar contractual terms.

THE PRIVATE BANK OF CALIFORNIA

NOTES TO FINANCIAL STATEMENTS

JUNE 30, 2013

(UNAUDITED)

NOTE N – FAIR VALUE OF ASSETS AND LIABILITIES - Continued

Off-Balance-Sheet Financial Instruments

The fair value of commitments to extend credit and standby letters of credit is estimated using the fees currently charged to enter into similar agreements. The fair value of these financial instruments is not material.

NOTE O – SUBSEQUENT EVENTS

On July 1, 2013, First PacTrust Bancorp, Inc. (the “Company”), a Maryland corporation, completed its previously announced acquisition of the Bank pursuant to the terms of the Agreement and Plan of Merger, dated as of August 21, 2012, as amended, by and between the Company, Beach Business Bank (“Beach”) and the Bank. At the effective time of the Merger, the Bank merged with and into Beach, with Beach continuing as the surviving entity in the Merger and a wholly owned subsidiary of the Company, and changing its name to “The Private Bank of California.” Pursuant and subject to the terms of the Merger Agreement, each outstanding share of common stock, no par value, of the Bank (other than specified shares owned by the Company, the Bank or Beach, and other than in the case of shares in respect of, or underlying, certain Bank options and other equity awards, which will be treated as set forth in the Merger Agreement) was converted into the right to receive a pro rata share of $24,887,513 and 2,083,333 shares of common stock of the Company, par value $0.01 per share. Based on the number of shares of the Bank’s Common Stock issued and outstanding immediately prior to the completion of the Merger, each outstanding share of the Bank’s Common Stock was converted into the right to receive $6.47 in cash and 0.5416 shares of the Company’s Common Stock.

In addition, upon completion of the acquisition, each share of preferred stock issued by the Bank as part of the Small Business Lending Fund (“SBLF”) program of the United States Department of Treasury (10,000 shares in the aggregate with a liquidation preference amount of $1,000 per share) was converted automatically into one substantially identical share of preferred stock of the Company. The terms of the preferred stock issued by the Company in exchange for the Bank’s preferred stock are substantially identical to the preferred stock previously issued by the Company as part of its own participation in the SBLF program (32,000 shares in aggregate with a liquidation preference amount of $1,000 per share).

On October 11, 2013, the Company announced the completion of the merger of the Company’s two banking subsidiaries, Pacific Trust Bank and The Private Bank of California, into a single bank with a national bank charter issued by the Office of the Comptroller of the Currency, named Banc of California, National Association.